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                                                  ONE SHELL PLAZA     AUSTIN
                                                  910 LOUISIANA       BAKU
BAKER BOTTS L.L.P.                                HOUSTON, TEXAS      DALLAS
                                                  77002-4995          DUBAI
                                                  713.229.1234        HONG KONG
                                                  FAX 713.229.1522    HOUSTON
                                                                      LONDON
                                                                      MOSCOW
                                                                      NEW YORK
                                                                      RIYADH
                                                                      WASHINGTON
May 23, 2005

Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas  77057

Ladies and Gentlemen:

        In connection with the issuance by Pride International, Inc., a Delaware corporation (the "Company"), of an aggregate of 5,976,251 shares (the "Shares") of its common stock, par value $.01 per share, pursuant to (i) its Registration Statement on Form S-3 (Registration No. 333-118106) (as amended, the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) the related prospectus dated November 9, 2004, as supplemented by the prospectus supplement relating to the sale of the Shares dated May 18, 2005 (as so supplemented, the "Prospectus"), as filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act, certain legal matters with respect to the Shares are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Company's Current Report on Form 8-K to be filed with the Commission on the date hereof (the "Form 8-K").

        We have examined originals, or copies certified or otherwise identified, of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, the Underwriting Agreement, dated as of May 18, 2005, between the Company and Lehman Brothers Inc. relating to the sale of the Shares (the "Underwriting Agreement"), the Registration Statement, the Prospectus, corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

        On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

        The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8-K. We also consent to the references to our Firm
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BAKER BOTTS L.L.P.

Pride International, Inc.                2                          May 23, 2005




under the headings "Legal Matters" and "Legal Opinions" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,

                                    /s/ BAKER BOTTS L.L.P.


TRF/HHH